UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2011

Banks.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33074	59-3234205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Market Street, Suite 2200

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Banks.com, Inc. (the “Company”) was held on June 24, 2011. The holders of 25,507,123, or 88.40% of the 28,853,009 shares of the Company’s outstanding Common and Series C Preferred Stock entitled to vote, were represented in person or by proxy at the Annual Meeting. The following is a brief description of each matter voted upon at the meeting and the final voting results for each proposal.

1. The Company’s shareholders elected the following persons as directors of the Company to serve for the ensuing year and until their successors are elected and qualified, with each receiving the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Daniel M. O’Donnell	15,608,080	233,152	9,665,891
Frank J. McPartland	15,611,270	229,962	9,665,891
Lawrence J. Gibson	15,606,114	235,118	9,665,891
Charles K. Dargan II	15,606,597	234,635	9,665,891
Steven L. Ernst	15,610,898	230,334	9,665,891

2. The Company’s shareholders ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, with the following vote.

Votes For	Votes Against	Abstentions
25,212,165	161,143	133,815

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2011	BANKS.COM, INC.

	By:	/s/ Daniel M. O’Donnell
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer
(Principal Executive Officer)